UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 1, 2020

Taylor Morrison Home Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35873	83-2026677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 N. Scottsdale Road, Suite 2000

Scottsdale, Arizona 85251

(Address of principal executive offices and zip code)

(480) 840-8100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	TMHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Build to Rent Incentive Plan

On December 1, 2020, the Compensation Committee (the “Committee”) of the Board of Directors of Taylor Morrison Home Corporation (the “Company”) approved the Build to Rent Incentive Plan (the “Plan”), a project-based cash bonus plan for certain of the Company’s employees, including its named executive officers: Sheryl Palmer, the Company’s Chief Executive Officer; C. David Cone, the Company’s Executive Vice President, Chief Financial Officer; and Darrell C. Sherman, the Company’s Executive Vice President and Chief Legal Officer.

The Plan establishes a bonus pool for each project (or group of projects) that will be funded based on the percentage of earnings before taxes (EBT) achieved by the Company in connection with the completion of the sale of each build to rent project. Each bonus pool will be divided into three sub-pools: a division bonus pool (for eligible division participants), a corporate bonus pool (for eligible corporate participants) and a discretionary bonus pool (generally, for employees who are not otherwise specifically designated as participants in the Plan, but who contributed in a meaningful way to the build to rent project). Unless otherwise determined by the Committee, it is not contemplated that bonuses would be payable in respect of any project which does not achieve a net annualized return to the Company of at least 10%. The amount of the bonus pool to be funded for each project will range from 15% up to 25% based on the achieved EBT for such project. Each participant’s share of the applicable project bonus sub-pool will be determined based on the relative amount of his or her annual target bonus among all the participants in that sub-pool, weighted by a factor specified by the Committee to reflect the participant’s relative contribution to the project. Bonuses may be prorated if the participant was not involved in the specific project for the entire project period.

Participants and their applicable share of the project bonus pool may vary for each build to rent project. Based on the current timeline for completion of the first build to rent project covered by the Plan, it is not currently expected that any payouts under the plan would occur until 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2020

Taylor Morrison Home Corporation

By:	/s/ Darrell C. Sherman
Name:	Darrell C. Sherman
Title:	Executive Vice President and Chief Legal Officer